TEMPUR-PEDIC REPORTS SECOND QUARTER 2010 EARNINGS
– Reports Sales Up 42% and EPS Up 109% at $0.46
– Raises Financial Guidance for 2010
– Announces New $100 Million Share Repurchase Authorization

LEXINGTON, KY, July 20, 2010 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the second quarter ended June 30, 2010. The Company also increased full year 2010 financial guidance and announced a new $100.0 million share repurchase authorization.

Financial Summary

•
Earnings per share (EPS) were $0.46 per diluted share in the second quarter of 2010 as compared to $0.22 per diluted share in the second quarter of 2009. The Company reported net income of $33.5 million for the second quarter of 2010 as compared to $16.9 million in the second quarter of 2009.

•
Net sales increased 42% to $263.0 million in the second quarter of 2010 from $185.2 million in the second quarter of 2009. On a constant currency basis, net sales increased 44%. Net sales in the North American segment increased 59%, while International segment net sales increased 10%. On a constant currency basis, International segment net sales increased 14%.

•
Mattress sales increased 44% globally. Mattress sales increased 58% in the North American segment and 10% in the International segment. On a constant currency basis, International mattress sales increased 15%. Pillow sales increased 16% globally. Pillow sales increased 27% in North America and 7% internationally. On a constant currency basis, International pillow sales increased 10%. Other product sales increased 53% globally. Other product sales increased 77% in North America and 12% internationally. On a constant currency basis, International other product sales increased 16%.

•
Gross profit margin was 48.7% as compared to 46.6% in the second quarter of 2009. The gross profit margin increased as a result of fixed cost leverage related to higher production volumes and improved efficiencies in manufacturing, partially offset by geographic mix, new product introductions and higher commodity costs.

•	Operating profit margin was 20.5% as compared to 15.7% in the second quarter of 2009. The increase was driven by operating expense leverage and improved gross profit margin.

•	The Company generated $44.5 million of operating cash flow as compared to $39.5 million in the second quarter of 2009.

Chief Executive Officer Mark Sarvary commented, “We are very pleased with the continued substantial growth in our North American business and we are also pleased with the improved performance of our International business, particularly on a local currency basis. Our focus on improving gross margins and operating costs continues to be effective.  Although the macroeconomic environment is still uncertain we remain confident of the potential to significantly grow sales and earnings over the coming years. We will continue to invest in initiatives that will drive growth over the long term.”

Current Share Repurchase Authorization Completed and New Authorization Announced
During the second quarter of 2010, the Company purchased 3.0 million shares of its common stock at an average price of $33.42 for a total cost of $100.0 million. During the first half of 2010, the Company purchased 6.7 million shares of its common stock at an average price of $29.91 for a total cost of $200.0 million.

The Company announced that the Board of Directors has authorized a new share repurchase program of up to an incremental $100.0 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management and a committee of the Board deem appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. This share repurchase program replaces the Company’s prior share repurchase authorization, and may be limited, suspended or terminated at any time without prior notice.

Chief Financial Officer Dale Williams stated, “As we require limited capital to support our growth initiatives, we continue to view share repurchases as an excellent means to return value to stockholders.”

Financial Guidance
The Company increased its full year 2010 guidance for net sales and earnings per share. It currently expects net sales for 2010 to range from $1.06 billion to $1.10 billion. It currently expects EPS for 2010 to range from $1.85 to $2.00 per diluted share. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control. The Company noted its EPS guidance does not assume any benefit from a potential reduction in shares outstanding related to its new share repurchase authorization.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, July 20, 2010 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 888-293-6960. The dial-in number for international callers is 719-325-2289. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempurpedic.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the potential to significantly grow sales and earnings over the coming years, investment in initiatives that will drive growth over the long term, the new share repurchase authorization, and the Company’s expectations for net sales and earnings per share for 2010. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s North American retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR(R) pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company's products are currently sold in over 80 countries under the TEMPUR(R) and Tempur-Pedic(R) brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Senior Vice President
Tempur-Pedic International
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands, except per common share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2010	2009	Chg %	2010	2009	Chg %
Net sales	$263,044	$185,176	42.1%	$516,933	$362,280	42.7%
Cost of sales	135,003	98,845		264,083	194,088
Gross profit	128,041	86,331	48.3%	252,850	168,192	50.3%
Selling and marketing expenses	46,827	35,191		93,058	69,063
General, administrative and other expenses	27,364	21,978		53,652	44,086
Operating income	53,850	29,162	84.7%	106,140	55,043	92.8%

Other expense, net:
Interest expense, net	(3,786)	(4,477)		(6,975)	(9,048)
Other (expense) income, net	(64)	270		99	618
Total other expense	(3,850)	(4,207)		(6,876)	(8,430)

Income before income taxes	50,000	24,955	100.4%	99,264	46,613	113.0%
Income tax provision	16,485	8,098		32,506	16,418
Net income	$33,515	$16,857		$66,758	$30,195
Less: Net income attributable to the noncontrolling interest	9	-		104	-
Net income attributable to common stockholders	$33,506	$16,857	98.8%	$66,654	$30,195	120.7%

Earnings per common share:
Basic	$0.47	$0.23		$0.93	$0.40
Diluted	$0.46	$0.22		$0.90	$0.40
Weighted average common shares outstanding:
Basic	70,730	74,894		72,014	74,884
Diluted	73,152	75,493		74,438	75,036

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$15,367	$14,042
Accounts receivable, net	112,338	105,576
Inventories	65,310	57,686
Prepaid expenses and other current assets	14,174	11,268
Deferred income taxes	20,462	20,411
Total Current Assets	227,651	208,983
Property, plant and equipment, net	159,528	172,497
Goodwill	210,475	193,391
Other intangible assets, net	69,985	64,717
Other non-current assets	4,298	3,791
Total Assets	$671,937	$643,379

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$48,664	$47,761
Accrued expenses and other current liabilities	79,481	81,452
Income taxes payable	14,584	7,312
Total Current Liabilities	142,729	136,525
Long-term debt	435,000	297,470
Deferred income taxes	30,689	29,865
Other non-current liabilities	8,211	7,226
Total Liabilities	616,629	471,086

Equity attributable to common stockholders	53,979	172,293
Equity attributable to the noncontrolling interest	1,329	—
Total Stockholders’ Equity	55,308	172,293
Total Liabilities and Stockholders’ Equity	$671,937	$643,379

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$66,758	$30,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,706	15,514
Amortization of stock-based compensation	5,339	4,093
Amortization of deferred financing costs	345	345
Bad debt expense	1,278	3,864
Deferred income taxes	(2,697)	(6,148)
Foreign currency adjustments and other	(2,150)	148
Changes in operating assets and liabilities, net of effects of acquired business	(16,757)	17,439
Net cash provided by operating activities	67,822	65,450

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(18,692)	—
Purchases of property, plant and equipment	(6,698)	(4,728)
Payments for other	(184)	(155)
Net cash used by investing activities	(25,574)	(4,883)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	222,336	83,797
Repayments of long-term revolving credit facility	(83,313)	(133,036)
Proceeds from issuance of common stock	19,470	—
Excess tax benefit from stock-based compensation	2,613	—
Treasury shares repurchased	(200,000)	—
Net cash used by financing activities	(38,894)	(49,239)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,029)	(1,739)
Increase in cash and cash equivalents	1,325	9,589
CASH AND CASH EQUIVALENTS, beginning of period	14,042	15,385
CASH AND CASH EQUIVALENTS, end of period	$15,367	$24,974

Summary of Channel Sales

The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

On April 1, 2010, the Company purchased its third party distributor in Canada. Accordingly, net sales in the Canadian market are reported in the appropriate channels within the North American segment. As Canada represented essentially all sales through the North American third party channel, the Company will no longer be reporting third party sales in this segment.

The following table highlights net sales information, by channel and by segment, for the second quarter of 2010 compared to 2009:

(In thousands)
	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010	2009
Retail	$227,151	$155,575	$173,166	$105,576	$53,985	$49,999
Direct	18,127	10,785	16,203	9,428	1,924	1,357
Healthcare	7,898	8,261	2,853	2,686	5,045	5,575
Third Party	9,868	10,555	-	3,054	9,868	7,501
	$263,044	$185,176	$192,222	$120,744	$70,822	$64,432

Summary of Product Sales

The following table highlights net sales information, by product and by segment, for the second quarter of 2010 compared to 2009:

(In thousands)
	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010	2009
Mattresses	$178,622	$124,344	$136,686	$86,300	$41,936	$38,044
Pillows	27,926	24,006	14,058	11,029	13,868	12,977
Other	56,496	36,826	41,478	23,415	15,018	13,411
	$263,044	$185,176	$192,222	$120,744	$70,822	$64,432

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Income and Funded debt to Total debt
Non-GAAP Measures
(In thousands)

The Company provides information regarding Adjusted EBITDA and Funded debt which are not recognized terms under U.S. GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to Net income as a measure of operating performance or Total debt. A reconciliation of Adjusted EBITDA to the Company’s Net income and a reconciliation of Funded debt to Total debt are provided below. Management believes that the use of Adjusted EBITDA and Funded debt provides investors with useful information with respect to the terms of the Company’s credit facility.

Reconciliation of Net income to Adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported Net income to the calculation of Adjusted EBITDA for each of the three months ended September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010, as well as the twelve months ended June 30, 2010:
	Three Months Ended				Twelve Months Ended
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	June 30, 2010
GAAP Net income attributable to common stockholders	$25,684	$29,114	$33,148	$33,506	$121,452
Plus:
Interest expense	4,311	3,990	3,189	3,786	15,276
Income taxes	12,467	14,159	16,021	16,485	59,132
Depreciation & Amortization	10,367	10,239	9,996	11,049	41,651
Other (1)	—	—	361	202	563
Adjusted EBITDA	$52,829	$57,502	$62,715	$65,028	$238,074

(1) Includes professional costs incurred in connection with the acquisition of the Company’s Canadian distributor, which closed on April 1, 2010. In accordance with the Company’s credit facility, this amount is excluded from the calculation of Adjusted EBITDA for purposes of calculating compliance with the ratio of Funded debt to Adjusted EBITDA.

Reconciliation of Funded debt to Total debt

The following table sets forth the reconciliation of the Company’s reported Total debt to the calculation of Funded debt as of June 30, 2010:

As of
June 30, 2010
GAAP basis Total debt	$435,000
Plus:
Letters of credit outstanding	11,827
Funded debt	$446,827

Calculation of Funded debt to Adjusted EBITDA
As of
June 30, 2010
Funded debt	$446,827
Adjusted EBITDA	238,074
1.88 times